Exhibit 10.2


                                  SURREY, INC.
              AMENDED AND RESTATED 1997 NON-EMPLOYEE DIRECTORS PLAN

         The purpose of the Surrey, Inc. 1997 Non-Employee Directors' Stock Option Plan (the "Plan") is to secure for Surrey, Inc. (the "Company") and its stockholders the benefits inherent in increased common stock ownership by the members of the Board of Directors of the Company (the "Board") who are not employees of the Company ("Non-Employee Directors").

         1. STOCK SUBJECT TO PLAN. An aggregate of 100,000 shares (the "Shares") of the Common Stock, no par value, of the Company ("Common Stock") may be subject to stock options granted under the Plan. Such Shares may be authorized but unissued Common Stock or authorized and issued Common Stock that has been or may be acquired by the Company. Shares that are subject to an option which expires or is terminated unexercised shall again be available for issuance under the Plan.

         2. ADMINISTRATION. The Plan shall be administered by the Board. The Board shall have sole discretion and authority to make rules and regulations governing the administration of the Plan, to grant options in accordance with the provisions of the Plan, and to prescribe the form of agreement evidencing options granted under the Plan. All interpretations, decisions, or determinations made by the Board pursuant to the Plan shall be final and conclusive.

         3. ELIGIBILITY. Subject to the limitations of paragraph 1:

                  a. INITIAL GRANTS. Each individual who is a Non-Employee Director on April 13, 1999 [the date on which the amendment to the Plan was adopted by the Board] shall be granted, in addition to the option to purchase 6,000 Shares currently outstanding and granted in 1997, a stock option under the Plan to purchase 9,000 Shares effective on April 13, 1999. Each individual who first becomes a Non-Employee Director after April 13, 1999 shall receive a stock option under the Plan to purchase 15,000 Shares. Each such option granted under the Plan shall entitle the optionee, upon exercise, to purchase Shares upon the terms and conditions set forth in paragraph 4.

                  b. ANNUAL GRANTS. Each Non-Employee Director who is re-elected by the shareholders to a fourth or subsequent term as a director, shall receive additional options under the Plan upon such re-election. Each such additional option shall entitle the optionee, upon exercise, to purchase 5,000 Shares.

Notwithstanding the foregoing, if the number of Shares available for issuance pursuant to paragraph 1 on any date is less than the aggregate number of Shares for which options are to be granted on such date, then the number of Shares for which options are granted to each director on such date shall be reduced, pro rata, until the aggregate number of Shares for which options are to be granted equals the number of Shares then available for issuance.

         4. TERMS AND CONDITIONS OF OPTIONS. Each stock option granted under the Plan shall be subject to the following terms and conditions:


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                  a. GRANT DATES.

                           1) INITIAL GRANTS. The initial options, each to
                  purchase 6,000 Shares, granted under paragraph 3.a. to an individual who was a Non-Employee Director on the date on which the Plan was adopted by the Board, were granted as of December 3, 1997, the date on which the Registration Statement on Form SB-2 became effective with the Securities and Exchange Commission with respect to the initial public offering of the Common Stock of the Company. An option granted under paragraph 3.a. to an individual who was a Non-Employee Director on April 13, 1999 [the date on which the amendment to the Plan was adopted by the Board] shall be granted as of April 13, 1999. An option granted under paragraph 3.a. to an individual who first becomes a Non-Employee Director after April 13, 1999 shall be granted as of the date on which the individual first becomes a Non-Employee Director. Each such date is referred to as a "Grant Date."

                           2) ANNUAL GRANTS. An option granted under paragraph
                  3.b. shall be automatically granted upon the re-election of such Non-Employee Director to the Board by the shareholders of the Company. Each such date is referred to as a "Grant Date."

                  b. OPTION PRICE. The purchase price of Shares that are subject to an option shall be the fair market value of such Shares at the time the option is granted, as determined in good faith by the Board.

                  c. EXERCISE PERIODS.

                           1) INITIAL GRANTS. Except as provided in the
                  following sentence, an option granted pursuant to paragraph 3.a. shall become exercisable with respect to one-third of the Shares subject to the option on the first anniversary of the Grant Date, and with respect to an additional one-third of the Shares subject to the option on each of the next two anniversaries of the Grant Date. Notwithstanding the prior sentence, the initial grant to purchase 9,000 Shares made on April 13, 1999 to each Non-Employee Director on such date shall become exercisable immediately with respect to one-third of the Shares subject to the option, and shall become exercisable with respect to an additional one-third of the Shares subject to the option on each of December 3, 1999 and December 3, 2000.

                           2) ANNUAL GRANTS. An option granted pursuant to
                  paragraph 3.b. shall become exercisable with respect to all of the Shares subject to the option on the Grant Date.

                           3) EXPIRATION. Each stock option shall expire and
                  become nonexercisable on the tenth anniversary of the Grant Date or on any earlier date specified in paragraph 4.d. Subject to the foregoing, an option may be exercised from time to time with respect to any number of whole Shares, up to the aggregate


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                  number of Shares subject to the option.

                  d. CESSATION OF DIRECTORSHIP. If an optionee ceases to be a director of the Company for any reason, each option granted to such optionee shall immediately expire and become nonexercisable as to any Shares with respect to which it has not yet become exercisable, but it shall remain exercisable as to any remaining Shares until the first to occur of the following:

                           1) the expiration of three months from the date on
                  which the optionee ceases to be a director of the Company; provided, that if the optionee dies during such three-month period, the option shall remain exercisable for the period specified in subparagraph (2) below;

                           2) the expiration of 12 months following the date of
                  the optionee's death; or

                           3) the tenth anniversary of the Grant Date.

                  e. PAYMENT. The purchase price for Shares subject to an option shall be payable in full at the time the option is exercised. Payment may be made in cash, in shares of Common Stock having a fair market value on the date of exercise which is equal to the option price, by directing the Company to withhold from the Shares that would otherwise be issued upon exercise a number of Shares having a fair market value on the date of exercise which is equal to the exercise price, or by any combination of the foregoing, subject to such terms and conditions as the Board deems necessary or appropriate. The Board, in its discretion, may also cooperate with an optionee who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares received upon exercise of an option are sold through the broker or other agent or under which the broker or other agent makes a loan to such optionee.

         5. AGREEMENTS. Each stock option granted pursuant to the Plan shall be evidenced by an agreement setting forth the terms and conditions upon which it is granted.

         6. ADJUSTMENTS. If there is a change in the outstanding Shares of Common Stock by reason of a stock dividend or split, recapitalization, reclassification, combination, or exchange of Shares, or by reason of a similar corporate change, the Board may adjust the number of Shares subject to an option, the option price, or the maximum number of Shares subject to this Plan, as may be appropriate to reflect the nature of the change. Any such adjustments shall be conclusive and binding for all purposes of this Plan.

         7. MERGER, CONSOLIDATION, ETC. If the Company becomes a party to a corporate merger, consolidation, major acquisition of property for stock, spinoff, reorganization, or liquidation, the Board may make any arrangement it deems advisable with respect to outstanding options and in the number of Shares subject to this Plan. Such an arrangement may include, but shall not be limited to, the substitution of new options for options then outstanding, the assumption of any option, and the termination of any option. Any such arrangements shall be


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conclusive and binding for all purposes of this Plan.

         8. INDEMNIFICATION. Each member of the Board shall be indemnified by the Company against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him as a result of any claim, action, suit, or proceeding in which he may be involved by reason of any action taken or omitted under this Plan; provided, such person gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which any person may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise.

         9. RIGHTS AS STOCKHOLDER. Except to the extent otherwise specifically provided herein, the recipient of an option shall have no rights as a stockholder with respect to Shares issued pursuant to the Plan until certificates for such Shares have been issued to such person.

         10. GENERAL RESTRICTIONS. Each option granted pursuant to the Plan shall be subject to the requirement that if, in the opinion of the Board:

                  a. the listing, registration, or qualification of any Shares related thereto upon any securities exchange or under any state or federal law;

                  b. the consent or approval of any regulatory body; or

                  c. an agreement by the recipient with respect to the disposition of any such Shares;

is necessary or desirable as a condition of the issuance or sale of such Shares, such option shall not be consummated unless and until such listing, registration, qualification, consent, approval, or agreement is effected or obtained in form satisfactory to the Board.

         11. RIGHTS AS A DIRECTOR. Nothing in this Plan, or in any agreement entered into hereunder, shall confer upon any director the right to continue as a director of the Company.

         12. WITHHOLDING. If the Company proposes or is required to issue Shares pursuant to the Plan, it may require the recipient to remit to it, or withhold from such Shares or from the recipient's other compensation, an amount sufficient to satisfy any applicable federal, state, or local tax withholding requirements prior to the delivery of any certificates for such Shares.

         13. AMENDMENTS. The Board may at any time, and from time to time, amend the Plan in any respect.

         14. DURATION. No options or rights shall be granted under the Plan after the date on which the Plan is terminated by the Board.

         15. COMPLIANCE WITH SECTION 16(b). In the case of directors who are or may be subject to Section 16 of the Securities Exchange Act of 1934 (the "Act"), it is the intent of the Company that the Plan and any stock option granted hereunder satisfy and be interpreted in a


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manner that satisfies the applicable requirements of Rule 16b-3, so that such persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Act and will not be subjected to liability thereunder. If any provision of the Plan or any stock option would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to directors who are or may be subject to Section 16 of the Act.

         16. EFFECTIVE DATE OF PLAN. The Plan was initially adopted by the Board of Directors and approved by the shareholders effective as of September 9, 1997. The Plan was Amended and Restated by the Board of Directors April 13, 1999 and approved by the shareholders on May 2, 2000.


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